UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Delaware	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 400, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08    Shareholder Director Nominations.
(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.
Item 8.01     Other Events.
On July 26, 2018, the Board of Directors (the “Board”) of LifeVantage Corporation, a Delaware corporation (the “Company”), set November 15, 2018 as the date (the “Annual Meeting Date”) of the Company’s fiscal 2019 Annual Meeting of Stockholders (the “Fiscal 2019 Annual Meeting”), which is more than 30 days prior to the anniversary of the fiscal 2018 Annual Meeting of Stockholders.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s Bylaws, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nominations (including any notice on Schedule 14N) must be received by the Company at its principal executive offices at 9785 South Monroe Street, Suite 400, Sandy, Utah 84070 and directed to the attention of the Corporate Secretary by August 17, 2018, which is 90 days prior to the date of the Fiscal 2019 Annual Meeting. Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the SEC and the Company’s Bylaws. Any such notice received after August 17, 2018 will be considered untimely and not properly brought before the Fiscal 2019 Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	July 31, 2018	LIFEVANTAGE CORPORATION

	By:	/s/ Steven R. Fife
	Name:	Steven R. Fife
	Title:	Chief Financial Officer